EXHIBIT 10.1

PROMISSORY NOTE MODIFICATION AGREEMENT

        This Promissory Note Modification Agreement (“Agreement”) is entered into this 21st day of November, 2008 (the “Effective Date”), by and between NATIONAL CITY BANK, a national banking association (successor by merger with The Provident Bank) (the “Lender”), having an office at One East Fourth Street, Cincinnati, Ohio 45202, NTS/VIRGINIA DEVELOPMENT COMPANY (“NTS/Virginia”), a Virginia corporation, and NTS/LAKE FOREST II RESIDENTIAL CORPORATION, a Kentucky corporation (“NTS/Lake Forest II”; NTS/Virginia and NTS/Lake Forest II are sometimes hereinafter collectively referred to as the “Borrowers”), ORLANDO LAKE FOREST JOINT VENTURE, a Florida joint venture “Orlando Lake Forest”), NTS MORTGAGE INCOME FUND, a Delaware corporation (“MIF”), and NTS GUARANTY CORPORATION, a Kentucky corporation (“Guaranty Corp.”; MIF and Guaranty Corp. are sometimes hereinafter collectively referred to as the “Guarantors”).

WITNESSETH:

        Whereas, Borrowers executed and delivered to the Lender a Sixth Amended and Restated Promissory Note in the principal amount of Seven Million Three Hundred Fifty-Two Thousand and 00/100 Dollars ($7,352,000.00) dated September 1, 2008 (the “Note”); and

        Whereas, Borrowers have requested and Lender has agreed to amend the principal repayment provisions of said Note.

        Now, therefore, in consideration of the agreements contained herein, the parties hereto do hereby agree as follows:

        1.    Principal Repayment. Section 6, Principal Repayment, of the Note shall be deleted in its entirety and the following substituted in its place:

Borrowers shall make a one-time principal repayment of Four Hundred Thousand and 00/100 Dollars ($400,000.00) on or before December 1, 2008 and shall make an additional one-time principal repayment of Two Million and 00/100 Dollars ($2,000,000.00) on or before April 1, 2009, and upon making of each payment, Borrowers shall not be entitled to reborrow such amounts.

        2.    Consent of Guarantors. The Guarantors hereby consent to the foregoing modification and agree that nothing contained herein shall impair their respective Unconditional Guaranties which will continue in full force and effect.

        3.    Consent of Orlando Lake Forest. Orlando Lake Forest hereby consents to the foregoing modification.

        4.    No Claims Against Lender. Borrowers represent and warrant that Borrowers have no claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, “Claims”) against Lender, its direct or indirect parent corporation or any direct or indirect affiliates of such parent corporation, or any of the foregoing’s respective directors, officers, employees, agents, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, “Lender Parties”) that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As an inducement to Lender to enter into this Agreement, Borrowers on behalf of themselves, and all of their respective successors and assigns, hereby knowingly and voluntarily release and discharge all Lender Parties from any and all Claims, whether known or unknown, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As used herein, the term “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of this Agreement, the loan documents or any documents executed in connection with the loan documents or which was related to or connected in any manner, directly or indirectly to the extension of credit represented by the loan documents.

        5.    No Other Modifications. Except as modified hereby, the Note shall remain in full force and effect in accordance with its terms, including, but not limited to, Borrowers’ responsibility to pay interest and principal payments. In addition, Borrowers and Lender agree that the indebtedness evidenced by the Note shall continue to be secured by the Mortgage, security agreements, assignments of leases and rents and any other security documents executed in connection with the original indebtedness (collectively, the “Security Documents”), and the parties agree and acknowledge that this Agreement is made in reliance upon the continued security of these Security Documents.

        6.    Governing Law/Benefit. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Ohio. This Agreement shall inure to the benefit of and be binding on the respective heirs, executors, administrators, successors and assigns of the parties hereto.

        IN WITNESS WHEREOF, the parties do hereby execute and deliver this Agreement effective as of the date first above written.

LENDER: NATIONAL CITY BANK By: /s/ Brent E. Johnson —————————————— Brent E. Johnson, Senior Vice President

BORROWERS: NTS/VIRGINIA DEVELOPMENT COMPANY By: /s/ Neil A. Mitchell —————————————— Name: Neil A. Mitchell Title: Senior Vice President

NTS/LAKE FOREST II RESIDENTIAL CORPORATION By: /s/ Neil A. Mitchell —————————————— Name: Neil A. Mitchell Title: Senior Vice President

ORLANDO LAKE FOREST:

ORLANDO LAKE FOREST JOINT VENTURE

By:        Orlando Lake Forest, Inc., Its Managing
              General Partner

              By:   /s/ Neil A. Mitchell
              ——————————————
              Name: Neil A. Mitchell
Title: Senior Vice President

GUARANTORS: NTS MORTGAGE INCOME FUND By: /s/ Gregory A. Wells —————————————— Name: Gregory A. Wells Title: Secretary Treasurer

NTS GUARANTY CORPORATION By: /s/ Gregory A. Wells —————————————— Name: Gregory A. Wells Title: Executive Vice President